(k)(1)(ii)

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement (this "Second Amendment") is made as of July 16, 2018, by and among VOYA PRIME RATE TRUST, a Massachusetts business trust (the "Borrower"), the lending institutions party hereto and identified as "Lenders" in the Credit Agreement (as hereinafter defined) (the "Lenders") and State Street Bank and Trust Company in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), amending certain provisions of that certain Amended and Restated Credit Agreement dated as of July 18, 2016 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Lenders, the Administrative Agent and State Street Bank and Trust Company as Swing Line Lender (as such term is defined in the Credit Agreement). Terms not otherwise defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrower and the Lenders desire to amend certain provisions of the Credit Agreement, all as provided more fully herein below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Maturity Date" which appears in Section 1.01 of the Credit Agreement in its entirety and restating such definition as follows:

"Maturity Date" means July 15, 2019.

§2. Amendment to Section 6.01 of the Credit Agreement. Section 6.01 of the Credit Agreement is hereby amended by deleting Section 6.01 in its entirety and restating it as follows:

6.01Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)upon the earlier of the date that is ninety days after the end of each fiscal year of the Borrower or the date such information is filed with the SEC, a balance sheet of the Borrower as at the end of such fiscal year, including a statement of investments, and the related statements of income or operations, changes in shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and inclusive of a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)Reserved;

(c)within sixty days after the end of the first six months of each fiscal year of the Borrower, a copy of its published semi-annual report containing a statement of assets and liabilities of the Borrower, including its portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower for such period, all in reasonable detail and prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes; and

(d)within 3 Business Days after the end of each calendar month,

(i)a Borrowing Base Certificate setting forth (A) its borrowing base (as calculated in the manner contemplated by the form of Borrowing Base Certificate attached hereto as Exhibit G) ("Borrowing Base"), (B) its Asset Coverage Ratio as of the last day of such month, (C) calculations demonstrating compliance with Section 7.10 and (D) the assets held by the Borrower as of the last day of such month and (ii) a certificate signed by a Responsible Officer certifying that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, the steps being taken to remedy the same.

Furthermore, the Borrower hereby agrees that, so long as any Loans are outstanding, to the extent requested by the Administrative Agent or any Lender, the Borrower shall deliver to the Administrative Agent a calculation of the Asset Coverage Ratio, with such calculation to be as of any Business Day that the Administrative Agent or any Lender requests, such calculation to be provided using the Schedule 1 attached to the Borrowing Base Certificate, with the delivery of such information to be on the date that the Administrative Agent or such Lender, as the case may be, has made such request, unless the Administrative Agent or such Lender has requested that Asset Coverage Ratio be calculated as of the date the request is made, in which case such information shall be delivered the following Business Day. The Administrative Agent agrees to provide a copy of any such calculation of the Asset Coverage Ratio received pursuant to the preceding sentence to the Lenders making such request and, in addition, any other Lender upon its request.

§3. Amendment to Section 6.02 of the Credit Agreement. Section 6.02 of the Credit Agreement is hereby amended by deleting Section 6.02 in its entirety and restating it as follows:

6.02Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)Reserved;

(b)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (c), a duly completed Compliance Certificate (in the form attached hereto as Exhibit E) signed by a Responsible Officer of the Borrower;

(c)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(e)promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f)promptly, and in any event within five Business Days after receipt thereof by the Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower; and

(g)promptly, such additional information regarding the business, financial or corporate affairs of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or

(c)or Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically in a printable format, such as a PDF document, and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02, or in the Compliance Certificate accompanying such delivered document; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or Intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the "Borrower Materials") by delivering such Borrower Materials (whether electronically, posting such Borrower materials on an electronic system or otherwise) and (b) certain of the Lenders (each, a "Public Lender") may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person's securities. Any Lender which desires to be a Public Lender shall be required to deliver written notice to the Borrower and the Administrative Agent of such Lender's election (and until the Administrative Agent provides written confirmation to such Lender of receipt of such election, such Lender shall not be considered a Public Lender for purposes hereunder). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available to all Lenders;" and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for distribution to Lenders who have not identified themselves as a Public Lender in accordance with the terms hereof. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any borrower Materials "PUBLIC".

§4. Amendment to Exhibits E and G to the Credit Agreement. Exhibits E and G to the Credit Agreement are each hereby amended by deleting each such Exhibit in its entirety and substituting in place thereof the Exhibits E and G attached hereto as Annex 1 and Annex 2, respectively.

§5. Conditions to Effectiveness. This Second Amendment will become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a)fully-executed original counterparts of this Second Amendment executed by the Borrower, the Lenders and the Administrative Agent;

(b)the receipt by the Administrative Agent of a signed certificate from a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent and dated the date hereof certifying (i) as to the incumbency of, and bearing manual specimen signatures of, the Responsible Officers of the Borrower or other authorized persons who are authorized to execute and take actions under this Second Amendment and the Loan Documents for the Borrower (or a certification from such Responsible Officer that the Responsible Officers and other persons who were identified in the certificate dated July 17, 2017 and delivered to the Administrative Agent pursuant to Section 5(b) of the Amendment No. 1 to the Credit Agreement dated as of July 17, 2017 by and among the Borrower, the Lenders and the Administrative Agent the (the "First Amendment Closing Certificate"), remain authorized to execute and take actions under this Second Amendment and the Loan Documents), (ii) and attaching the Organizations Documents of the Borrower (or a certification from such Responsible Officer that no changes to the Organizational Documents have been made to any such documents since such documents were delivered to the Administrative Agent and attached to the First Amendment Closing Certificate), (iii) and attaching the Custody Agreement of the Borrower (or a certification from such Responsible Officer that no changes have been made to the Custody Agreement delivered to the Administrative Agent and attached to the First Amendment Closing Certificate), (iv) to and attaching a copy of the resolutions of the board of trustees of the Borrower approving and adopting this Second Amendment and the documents being delivered in connection herewith to which the Borrower is a party and authorizing the execution and delivery thereof, certified by a Responsible Officer of the Borrower to be true and correct and in force and effect as of the date hereof, and (v) that, before and after giving effect to the transactions contemplated hereby, (1) the representations and warranties made by the Borrower herein, in the Credit Agreement and each of the other Loan Documents are true and correct on and as of the date hereof, and with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (2) no Default or Event of Default has occurred and is continuing;

(c)a certificate of good standing and legal existence for the Borrower issued as of a recent date from the Secretary of State of the Commonwealth of Massachusetts;

(d)a legal opinion dated as of the date hereof, of in-house to the Borrower, in form and substance reasonably satisfactory to the Lender; and

(e)payment of any fees and expenses required to be paid in connection with the Loan Documents.

§6. Representations and Warranties. The Borrower repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 5 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Second Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the trust authority of the Borrower and have been duly authorized by all necessary trust action on the part of the Borrower.

§7. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Agreement and the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Second Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby. This Second Amendment shall constitute a Loan Document.

§8. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any obligation of the Borrower or any rights of the Lenders or the Administrative Agent consequent thereon.

§9. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§10. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as a document under seal as of the date first above written.

BORROWER:	VOYA PRIME RATE TRUST, a
Massachusetts business trust
By:/s/ Daniel A. Norman

Name: Daniel A. Norman
Title: Senior Vice President and Treasurer

8
ADMINISTRATIVE AGENT:	STATE STREET BANK AND
TRUST COMPANY,
as Administrative Agent
By:/s/ Paul J. Koobatian

Name: Paul J. Koobatian
Title: Vice President

LENDERS:

STATE STREET BANK AND TRUST COMPANY, as a Lender

By:/s/ Paul J. Koobatian

Name: Paul J. Koobatian

Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:/s/ Kevin Chan

Name: Director

Title:

(k)(1)(ii)

Annex 1 to the Second Amendment

Exhibit E

[FORM OF]

Voya Prime Rate Trust

COMPLIANCE CERTIFICATE

[Date of submission of Compliance Certificate]

To:	State Street Bank and Trust Company, as Administrative Agent
Re:	Amended and Restated Credit Agreement dated as of July 18, 2016 (as amended, modified, supplemented or extended from time to time, the "Credit Agreement")
among Voya Prime Rate Trust, a Massachusetts business trust (the "Borrower"), the Lenders from time to time party thereto and State Street Bank and Trust
Company, as Administrative Agent and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit
Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [__________________] of the Borrower, and that, in his/her capacity as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Borrower, and that:

The Borrower's [fiscal year-end/semi-annual] financial statement dated [ ] [is attached hereto pursuant to Section [6.01(a)/6.01(c)] of the Credit Agreement] [is being delivered to you electronically pursuant to Section [6.01(a)/6.01(c)] of the Credit Agreement and is available to you at the following web-link:

[Insert full web address where a printable electronic document (such as a pdf) can be accessed and downloaded.]]

[Use the applicable paragraph in section 1 below for the fiscal year-end or semi-annual financial statements:]

1. [(a) The above noted fiscal year-end financial statement is prepared in accordance with GAAP, audited, and includes a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, and such report and opinion is prepared in accordance with generally accepted auditing standards and is not subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit.]

[or]

2
[(a)	The above noted semi-annual unaudited financial statement fairly presents in all material respects the financial condition, results of operations and cash flows of the Borrower in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2.The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.A review of the activities of the Borrower during such accounting period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one.]

[during such accounting period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.The representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (c) respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of

___________________, 201__.

VOYA PRIME RATE TRUST, a Massachusetts business trust

By:

Name:

Title:

Annex 2 to the Second Amendment

Exhibit G

[FORM OF]

VOYA PRIME RATE TRUST

BORROWING BASE CERTIFICATE

Date:_______________

Reference is made to the certain Amended and Restated Credit Agreement dated as of July 18, 2016 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Voya Prime Rate Trust, a Massachusetts business trust, (the "Borrower"), the Lenders from time to time party thereto, and State Street Bank and Trust Company, as Administrative Agent and Swing Line Lender. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

The undersigned Responsible Officer of the Borrower hereby certifies as of the date hereof that he/she is a/the [Insert Title] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Borrowing Base Certificate to the Lenders and the Administrative Agent, and that:

1.The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Borrower during the [Insert month and year] calendar month period.

2.The Borrower, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Borrower, and no Default has occurred and is continuing.

3.The following financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Borrowing Base Certificate.

4.Set forth on Schedule 2 attached hereto is a true and accurate list identifying the assets held by the Borrower on and as of the date of this Borrowing Base Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Certificate as of __________, 201.

VOYA PRIME RATE TRUST, a

Massachusetts business trust

By:

Name:

Title:

SCHEDULE 1

to Borrowing Base Certificate

FINANCIAL COVENANTS

For the Month ended _______________ ("Statement Date")

1.Asset Coverage Ratio [Section 7.10(a) of the Credit Agreement]

(a)Adjusted Total Assets

(i)	Total Assets	$
(ii)	Ordinary Liabilities	$

(iii)the excess, if any, of (A) the value of all assets of the Borrower that are subject to a lien (other than any Lien permitted by
Section 7.01(c), (d) or (e)) that are segregated
or that are on deposit to satisfy margin
requirements over (B) the sum of all Secured
Liabilities of the Borrower and all
	Segregated Liabilities of the Borrower			$
(iv)	Adjusted	Total	Assets
	[(i) — (ii) — (iii)]			$

(b)Excluded Assets

(i)investments in mortgage-backed securities, asset-backed securities, collateralized debt obligations or collateralized loan obligations

(ii)the value of all Illiquid Investments of the Borrower in excess of 5% of the Adjusted Total Assets of the Borrower

(iii)the value of all Unrated Investments (to include privately rated loans) of the Borrower in excess of 25% of the Adjusted Total Assets of the Borrower

(iv)the value of all non-hedged non-U.S. Dollar denominated investments of the Borrower in excess of 5% of the Adjusted Total Assets of the Borrower

(v)the aggregate value of all Illiquid Investments plus all Unrated Investments

$

$

$

$

$

(including all privately rated loans) plus all non-hedged non-U.S. Dollar denominated investments of the Borrower in excess of 30% of the Adjusted Total Assets of the Borrower

(vi)the value of all Distressed Investments of

the Borrower in excess of 10% of the
Adjusted Total Assets of the Borrower	$

(vii)the value of all investments of the Borrower in countries not members of the Organisation for Economic Co-operation and Development (OECD) in excess of 5% of

the Adjusted Total Assets of the Borrower	$

(viii)the value of all Preferred Stock owned by the Borrower in excess of 5% of the Adjusted

Total Assets of the Borrower	$

(ix)the value of all investments of the Borrower in a single issuer in excess of 5% of the Adjusted Total Assets of the Borrower (not including investments of the Borrower in up to three single issuers in which the value of
each of such investments does not exceed
7% of the Adjusted Total Assets of the
Borrower)	$

(x)the aggregate value of all investments of the Borrower in companies engaged in any single industry in excess of 25% of the

	Adjusted Total Assets of the Borrower		$
(xi)	all Level 3 Assets of the Borrower		$
(xii)	Excluded	Assets
[(i) (ii) (iii) (iv) + (v) + (vi) + (vii) + (viii) (ix)
	+ (x) + (xi)]		$

(c)Adjusted Senior Debt

(i)Senior Securities Representing Indebtedness

of the Borrower	$

(ii)Net liabilities of the Borrower under all Swap Contracts determined on a mark-to-

market basis	$

(iii)	All Secured Liabilities	$
(iv)	All Segregated Liabilities	$
(v)	Adjusted Senior Debt [(i) + (ii) + (iii) + (iv)]	$

(d)Asset Coverage Ratio [((a)-(b)) / (c)]

Minimum asset coverage required by Section 7.10(a) of the Credit
Agreement:	300%

2.Funding Obligations [Section 7.10(b) of the Credit Agreement]

(a)	Unused portion of the Revolving Commitments	$
(b)	Cash Equivalents of the Borrower	$
(c)	Sum of (a) and (b)	$

(d)Funding Obligations

(i)the aggregate commitments of the Borrower to make loan advances to any Person or

Person pursuant to debt or loan facilities	$

(ii)the obligations of the Borrower to pay

	previous monthly accrued interest expense	$
(iii)	dividend payables of the Borrower	$
(iv)	Funding Obligations [(i) + (ii) + (iii)]	$

2(c) must be greater than 2(d)(iv) at all times as required by Section 7.10(b) of the Credit Agreement